UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2024
MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 International Drive, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (410) 581-8042
N/A
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                         Compensatory Arrangements of Certain Officers.

On June 19, 2024, Medifast, Inc. (the "Company") held its 2024 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders approved an amendment to the Amended and Restated 2012 Share Incentive Plan (the "2012 Plan") to (a) increase the number of shares of the Company's common stock authorized for issuance under the 2012 Plan by 515,000 shares and (b) update to (i) remove certain provisions that applied only to permit certain awards to be considered "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code; (ii) provide that shares not issued due to net exercise of options or stock appreciation rights or due to tax withholding will not become available for issuance under the 2012 Plan; (iii) provide a one-year minimum vesting provision on all awards; and (iv) include a non-employee director award limit (collectively, the "Plan Amendment"). The Company's Board of Directors adopted the Plan Amendment, subject to stockholder approval, on April 25, 2024.

A description of the material terms of the 2012 Plan, as amended by the Plan Amendment, is set forth under the caption "PROPOSAL 4 - APPROVAL OF THE AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN" in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2024 (the "Proxy Statement"), which description is incorporated herein by reference.

The descriptions of the 2012 Plan and the Plan Amendment contained herein and in the Proxy Statement are not complete and are qualified in their entireties by the full text of the 2012 Plan as amended by the Plan Amendment. A copy of the 2012 Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

(i) The number of shares voted and broker non-votes for the directors nominated for re-election to the Board are set forth below.

Director Name	For	Against	Abstained	Broker Non-Votes
Jeffrey J. Brown	6,993,339	139,907	11,381	1,581,237
Daniel R. Chard	6,915,352	217,888	11,387	1,581,237
Elizabeth A. Geary	6,865,112	268,390	11,125	1,581,237
Michael A. Hoer	7,026,186	106,817	11,624	1,581,237
Scott Schlackman	6,980,942	152,164	11,521	1,581,237
Andrea B. Thomas	6,745,966	387,519	11,142	1,581,237
Ming Xian	6,843,606	289,661	11,360	1,581,237

Accordingly, each of the individuals listed above was re-elected to the Company’s Board of Directors, each to hold office until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(ii) The stockholders voted on a proposal to ratify the appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

The proposal was approved by a vote of stockholders as follows:

For:	8,607,330
Against:	75,863
Abstained:	42,671

(iii) The stockholders voted on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement for the Annual Meeting.

The proposal was approved by a vote of the stockholders as follows:

For:	6,875,928
Against:	248,088
Abstained:	20,611
Broker Non-Votes:	1,581,237

(iv) The stockholders voted on a proposal to approve the 2012 Plan and Plan Amendment.

The proposal was approved by a vote of the stockholders as follows:

For:	6,649,417
Against:	476,512
Abstained:	18,698
Broker Non-Votes:	1,581,237

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amended and Restated 2012 Share Incentive Plan
	104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ James P. Maloney
James P. Maloney
Chief Financial Officer

Dated: June 21, 2024